Exhibit 32

DPL Inc.

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officers of DPL Inc. (the “Issuer”) hereby certify that the Issuer’s Quarterly Report on Form 10-Q for the period ended March 31, 2006, which this certificate accompanies, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

A signed original of this written statement required by Section 906 has been provided to the Issuer and will be retained by the Issuer and furnished to the Securities and Exchange Commission or its staff upon request.

Signed:

/s/ James V. Mahoney
James V. Mahoney

/s/ John J. Gillen
John J. Gillen

Date: May 3, 2006

38